1900 NW Corporate Blvd., East Suite 210
Boca Raton, Florida 33431
Tel. 561-886-4200
Fax. 561-886-3330
e-mail:info@sherbcpa.com

SHERB & CO., LLP                                                                                                Offices in New York and Florida
_____________________________________________________________________________________________________________________
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 8, 2008 on the financial statements of Interactive Games, Inc. for the year ended July 31, 2007, included herein on the registration statement of Interactive Entertainment Group, Inc. on Form S-1/A2.

            /s/ Sherb & Company, LLP.
            Certified Public Accountants

Boca Raton, Florida
August 29, 2008